Document is copied.
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under The Securities Act of 1933


                                   CRYOCON, INC.
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               (Exact name of Registrant as specified in charter)

            COLORADO                                            84-1206503
  (State or other jurisdiction                                (IRS Employer
of incorporation or organization)                         Identification Number)

                                                            JAMES M. RETALLICK
         2250 NORTH 1500 WEST                               2250 NORTH 1500 WEST
          OGDEN, UTAH  84404                                OGDEN, UTAH  84404
            (801) 395-2796                                   (801) 395-2796
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    (Address and telephone number of                (Name, address and telephone
Registrant's Principal Executive Offices)           number of agent for service)


                   CONSULTING AGREEMENT BETWEEN DENNIS WILSON
                                       AND
                                  CRYOCON, INC.
                            (Full Title of the Plan)

                        Copies of all communications to:
                            James M. Retallick, Esq.
                                  Cryocon, Inc.
                              2250 North 1500 West
                                Ogden, Utah 84404



 Title of each class                   Proposed maximum     Proposed maximum
 of securities to be  Amount to be    offering price per   aggregate offering        Amount of
   registered         Registered         share (1)            price (1)       Registration Fee (1)
    ----------         ----------     ------------------   ------------------  -------------------

  Common stock,
  no par value         45,000              $ 4.28           $ 192,600             $ 51.00



(1) Estimated pursuant to Rule 457(c) solely for purpose of calculating the amount of the registration fee, based upon the average of the bid and ask prices reported on September 27, 2000, as reported on the OTC Bulletin Board.



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CRYOCON, INC - S-8 - Registration Statement                Date Filed: 9/29/2000
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                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement of CRYOCON,INC, (formerly known as ISO Block Products USA, Inc.) and in the related Section 10(a) prospectus:

     (a) Cryocon's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2000.

     (b) Part I, Item 8 (Description of Securities) contained in Cryocon's registration statement on Form 8-A, SEC file No. 0-25810.

     In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable

Item 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article SEVENTH of Cryocon's Amended Articles of incorporation authorizes CRYOCON to indemnify any current or former director, officer, employee, or agent of CRYOCON, or a person serving in a similar post in another organization at the request of CRYOCON, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

Item 8.  EXHIBITS.

     The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.

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CRYOCON, INC - S-8 - Registration Statement                Date Filed: 9/29/2000
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Item 8. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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CRYOCON, INC - S-8 - Registration Statement                Date Filed: 9/29/2000
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ogden, Utah, on the date below.

DATED:  September 29, 2000                  CRYOCON, INC.


                                           By: /s/ Robert W. Brunson
                                           -------------------------------------
                                           Robert W. Brunson, President/
                                           Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


/s/ Robert W. Brunson     Director, Chairman, President,      September 29, 2000
----------------------    Chief Executive Officer
Robert W. Brunson

/s/ Robert W. Brunson     Chief Financial Officer/,           September 29, 2000
----------------------    Chief Accounting Officer (acting)
Robert W. Brunson

/s/ Debra L. Brunson      Director, Corporate Secretary,      September 29, 2000
----------------------
Debra L. Brunson

/s/ Randy Sant            Director                            September 29, 2000
----------------------
Randy Sant




                                INDEX TO EXHIBITS

Exhibit
Number         Description
------         -----------

5.1            Opinion of Counsel regarding legality

23.1           Consent of Independent Public Accountant

99.1           Consulting Agreement between Dennis Wilson and Cryocon, Inc.



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